EXHIBIT 23.1
                                  ------------


                              ARTHUR ANDERSEN LLP



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 29, 1996 included in the Seitel, Inc. Annual Report on Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this registration statement.



/s/ Arthur Andersen LLP

Houston, Texas
July 30, 1996




                                  Page 18 of 19